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                                                                    Exhibit d.4.

                          INVESTMENT ADVISORY AGREEMENT


         WANGER ADVISORS TRUST, a Massachusetts business trust registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end management investment company (the "Trust"), and LIBERTY WANGER ASSET MANAGEMENT, L.P., a Delaware limited partnership registered under the Investment Advisers Act of 1940 as an investment adviser ("Liberty WAM"), agree that:

         1. Engagement of Liberty WAM. Liberty WAM shall manage the investment and reinvestment of the assets of Wanger U.S. Small Cap Advisor, Wanger International Small Cap Advisor, Wanger Twenty and Wanger Foreign Forty, series of the Trust (each, a "Fund," and collectively, the "Funds"), subject to the supervision of the Board of Trustees of the Trust, for the period and on the terms set forth in this agreement. If the Trust establishes one or more series in addition to the Funds named above with respect to which it desires to retain Liberty WAM as investment adviser hereunder, and if Liberty WAM is willing to provide such services under this agreement, the Trust and Liberty WAM may add such new series to this agreement, by written supplement to this agreement. Such supplement shall include a schedule of compensation to be paid to Liberty WAM by the Trust with respect to such series and such other modifications of the terms of this agreement with respect to such series as the Trust and Liberty WAM may agree. Upon execution of such a supplement by the Trust and Liberty WAM, that series will become a Fund hereunder and shall be subject to the provisions of this agreement to the same extent as the Funds named above, except as modified by the supplement.

         Liberty WAM shall give due consideration to the investment policies and restrictions and the other statements concerning the Funds in the Trust's agreement and declaration of trust, bylaws, and registration statement under the 1940 Act and the Securities Act of 1933 (the "1933 Act"), and to the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Funds as regulated investment companies. Liberty WAM shall be deemed for all purposes to be an independent contractor and not an agent of the Trust or the Funds, and unless otherwise expressly provided or authorized, shall have no authority to act or represent the Trust or the Funds in any way.

         Liberty WAM is authorized to make the decisions to buy and sell securities, options, futures contracts and any other investments in which the Funds may invest pursuant to its investment objectives, policies and restrictions, to place the Funds' portfolio transactions with broker-dealers, and to negotiate the terms of such transactions, including brokerage commissions on brokerage transactions, on behalf of the Funds. Liberty WAM is authorized to exercise discretion with each Fund's policy concerning allocation of its portfolio brokerage, consistent with the Trust's registration statement and under the supervision of the Trust's Board of Trustees, and as permitted by law, including but not limited to Section 28(e) of the Securities Exchange Act of 1934, and in so doing shall not be required to make any reduction in its investment advisory fees.

         Liberty WAM may, where it deems it to be advisable, aggregate orders with other securities of the same type to be sold or purchased by one or more Funds with like orders on behalf of other clients of Liberty WAM (as well as clients of other investment advisers affiliated
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with Liberty WAM, in the event that Liberty WAM and such affiliated investment advisers share common trading facilities). In such event, Liberty WAM (or Liberty WAM and its affiliated advisers, as the case may be) will allocate the shares so sold or purchased, as well as the expenses incurred in the transaction, in a manner it (or it and they) consider to be equitable and fair and consistent with its (or its or their) fiduciary obligations to clients.

         2. Administrative Services. Liberty WAM shall supervise the business and affairs of the Trust and each Fund and shall provide such services and facilities as may be required for effective administration of the Trust and Funds as are not provided by employees or other agents engaged by the Trust; provided that Liberty WAM shall not have any obligation to provide under this agreement any such services which are the subject of a separate agreement or arrangement between the Trust and Liberty WAM, any affiliate of Liberty WAM, or any third party administrator.

         3. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by Liberty WAM under this agreement, Liberty WAM may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by Liberty WAM, provided that Liberty WAM shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Liberty WAM or such parties.

         4. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Liberty WAM agrees to maintain records relating to its services under this agreement, and further agrees that all records that it maintains for the Trust are the property of the Trust and to surrender promptly to the Trust any of such records upon the Trust's request; provided that Liberty WAM may at its own expense make and retain copies of any such records. Liberty WAM further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         5. Expenses to be Paid by Liberty WAM. Liberty WAM shall furnish to the Trust, at Liberty WAM's expense, office space and all necessary office facilities, equipment and personnel for managing that portion of the Trust's business relating to the Funds. Liberty WAM shall also assume and pay all other expenses incurred by it in connection with managing the assets of the Funds, including expenses in connection with placement of securities orders, all expenses of printing and distributing the Funds' prospectus and reports to prospective investors (except to the extent such expenses are allocated to a party other than the Trust in any participation or operating agreement to which the Trust is a party), and all expenses in determination of daily price computations, portfolio accounting and related bookkeeping.

         6. Expenses to be Paid by the Trust. Except as otherwise provided in this agreement or any other contract to which the Trust is a party, the Trust shall pay all expenses incidental to its organization, operations and business, including, without limitation:

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     (a)  all charges of depositories, custodians, sub-custodians and other agencies for the safekeeping and servicing of its cash, securities and other property and of its transfer agents and registrars and its dividend disbursing and redemption agents, if any;

     (b)  all charges of legal counsel and of independent auditors;

     (c) all compensation of trustees other than those affiliated with Liberty WAM or the Trust's administrator, if any, and all expenses incurred in connection with their services to the Trust;

     (d) all expenses of preparing, printing and distributing notices, proxy solicitation materials and reports to shareholders of the Funds;

     (e)  all expenses of meetings of shareholders of the Funds;

     (f) all expenses of registering and maintaining the registration of the Trust under the 1940 Act and of shares of the Funds under the 1933 Act, including all expenses of preparation, filing and printing of annual or more frequent revisions of the Funds' registration statements under the 1940 Act and 1933 Act, and of supplying each then existing shareholder or beneficial owner of shares of the Funds of a copy of each revised prospectus or supplement thereto, and of supplying a copy of the statement of additional information upon request to any then existing shareholder;

     (g)  all costs of borrowing money;

     (h) all expenses of publication of notices and reports to shareholders and to governmental bodies or regulatory agencies;

     (i) all taxes and fees payable to federal, state or other governmental agencies, domestic or foreign, and all stamp or other taxes;

     (j) all expenses of printing and mailing certificates for shares of a Fund;

     (k) all expenses of bond and insurance coverage required by law or deemed advisable by the Board;

     (l) all expenses of qualifying and maintaining qualification of, or providing appropriate notification of intention to sell relating to, shares of the Funds under the securities laws of the various states and other jurisdictions, and of registration and qualification of the Trust under any other laws applicable to the Trust or its business activities;

     (m) all fees, dues and other expenses related to membership of the Trust in any trade association or other investment company organization; and

     (n)  any extraordinary expenses.

     In addition to the payment of expenses, the Trust shall also pay all brokers' commissions and other charges relating to the purchase and sale of portfolio securities for each Fund.

     Any expense borne by the Trust that is not solely attributable to a Fund, nor solely to any other series of shares of the Trust, shall be apportioned in such manner as Liberty WAM determines is fair and appropriate, or as otherwise specified by the Board of Trustees of the Trust.

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         7.    Compensation of Liberty WAM. For the services to be rendered and the expenses to be assumed and to be paid by Liberty WAM under this agreement, the Trust shall pay to Liberty WAM fees accrued daily and paid monthly at the annual rates shown below:

         Wanger U.S. Small Cap

               Assets                                        Rate of Fee
               ------                                        -----------
               First $100 million                               1.00%
               $100 million to $250 million                     0.95%
               In excess of $250 million                        0.90%

         Wanger International Small Cap

               Assets                                        Rate of Fee
               ------                                        -----------
               First $100 million                               1.30%
               $100 million to $250 million                     1.20%
               In excess of $250 million                        1.10%

         Wanger Twenty

               All Assets                                       0.95%

         Wanger Foreign Forty

               All Assets                                       1.00%

         8. Limitation of Expenses of the Fund. The total expenses of Wanger U.S. Small Cap, Wanger International Small Cap, Wanger Twenty and Wanger Foreign Forty, exclusive of taxes, of interest and of extraordinary litigation expenses, but including fees paid to Liberty WAM, shall not for the period ending on the second anniversary of the Effective Date (as defined in the Agreement and Plan of Merger referred to in Section 13 below) exceed 2.0%, 2.0%, 1.35% and 1.45% per annum, respectively, and Liberty WAM agrees to reimburse each Fund for any sums expended for such expenses in excess of that amount with respect to such period. For purposes of calculating the expenses subject to this limitation, (i) brokers' commissions and other charges relating to the purchase and sale of portfolio securities and (ii) the excess custodian costs attributable to investments in foreign securities compared to the custodian costs which would have been incurred had the investments been in domestic securities, shall not be regarded as expenses. Reimbursement, if any, shall be made by reduction of the fees otherwise payable to Liberty WAM under this agreement, no less frequently than quarterly. Notwithstanding the foregoing, the limitations on total expenses set forth above in this Section 8 shall not apply to any class of shares of a Fund established after the effective date of this agreement.

         9. Services of Liberty WAM Not Exclusive. The services of Liberty WAM to the Funds hereunder are not to be deemed exclusive, and Liberty WAM shall be free to render similar services to others so long as its services under this agreement are not impaired by such other activities.

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         10. Services Other Than as Manager. Liberty WAM (or an affiliate of
Liberty WAM) may act as broker for the Funds in connection with the purchase or sale of securities by or to the Funds if and to the extent permitted by procedures adopted from time to time by the Board of Trustees of the Trust. Such brokerage services are not within the scope of the duties of Liberty WAM under this agreement, and, within the limits permitted by law and the Board of Trustees of the Trust, Liberty WAM (or an affiliate of Liberty WAM) may receive brokerage commissions, fees or other remuneration from the Funds for such services in addition to its fee for services under this agreement. Within the limits permitted by law, Liberty WAM or an affiliate of Liberty WAM may receive compensation from the Funds for other services performed by it for the Funds which are not within the scope of the duties of Liberty WAM under this agreement. The Trust hereby authorizes any entity or person associated with Liberty WAM that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder. The Trust hereby consents to the retention by such entity or person of compensation for such transactions in accordance with Rule 11a-2(T)(a)(iv).

         11. Limitation of Liability of Liberty WAM. To the extent permitted by applicable law, neither Liberty WAM nor any of its partners, officers, agents, employees or affiliates shall be liable to the Trust or its shareholders for any loss suffered by the Trust or its shareholders as a result of any error of judgment, or any loss arising out of any investment, or as a consequence of any other act or omission of Liberty WAM or any of its affiliates in the performance of Liberty WAM's duties under this agreement, except for liability resulting from willful misfeasance, bad faith or gross negligence on the part of Liberty WAM or such affiliate, or by reason of reckless disregard by Liberty WAM or such affiliate of the obligations and duties of Liberty WAM under this agreement.

         12. Use of "Wanger" or "Liberty" name. The Trust may use the name "Wanger Advisors Trust" or any name using the name "Liberty" or "Wanger" or any combination or derivation of either of them only for so long as this agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization that shall remain affiliated with Liberty Financial Companies, Inc. and that shall have succeeded to the business of Liberty WAM as investment adviser. At such time as this agreement or any extension, renewal or amendment hereof, or such similar agreement, shall no longer be in effect, the Trust will (by amendment of its agreement and Declaration of Trust, if necessary) cease to use any name using the name "Liberty" or "Wanger" or any combination or derivation of either of them or any name similar thereto or any other name indicating that it is advised by or otherwise connected with Liberty WAM or with any organization which shall have succeeded to Liberty WAM's business as investment adviser. Liberty WAM's consent to the use of the name "Wanger" by the Trust shall not prevent Liberty WAM's permitting any other enterprise, including other investment companies, to use that name.

         13. Duration and Renewal. This agreement shall be effective at the Effective Time as defined in the Agreement and Plan of Merger among Wanger Asset Management, Ltd., Wanger Asset Management, L.P. and Liberty Financial Companies, Inc. and WAM Acquisition L.P. dated as of June 9, 2000 (the "Merger Agreement"). Unless terminated as provided in Section 14, this agreement shall continue in effect until the second anniversary of the Effective

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Date (as defined in the Merger Agreement), and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those trustees who are not interested persons of the Trust or of Liberty WAM, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Trustees of the Trust or vote of the holders of a majority of the outstanding shares of each Fund.

         14. Termination. This agreement may be terminated at any time, without payment of any penalty, by the Board of Trustees of the Trust, or by a vote of the holders of a majority of the outstanding shares of each Fund, upon 60 days' written notice to Liberty WAM. This agreement may be terminated by Liberty WAM at any time upon 60 days' written notice to the Trust. This agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the 1940 Act).

         15. Non-Liability of Trustees and Shareholders. A copy of the Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by officers of the Trust as officers and not individually. Any obligation of the Trust hereunder shall be binding only upon the assets of the Trust (or applicable series thereof) and shall not be binding upon any trustee, officer, employee, agent or shareholder of the Trust. Neither the authorization of any action by the trustees or shareholders of the Trust nor the execution of this agreement on behalf of the Trust shall impose any liability upon any trustee, officer or shareholder of the Trust.

         16. Amendment. This agreement may be amended in accordance with the 1940 Act.

         17. Notices. Any notice, demand, change of address or other communication to be given in connection with this agreement shall be given in writing and shall be given by personal delivery, by registered or certified mail or by transmittal by facsimile or other electronic medium addressed to the recipient as follows (or at such other address or addresses as a party may provide to the other from time to time, by notice):

               If to Liberty       Liberty Wanger Asset Management, L.P.
               WAM:                Attention:  Bruce H. Lauer
                                   227 West Monroe Street, Suite 3000
                                   Chicago, Illinois 60606
                                   Telephone:  312 634-9200
                                   Facsimile:  312 634-0016

                                   with a copy to:
                                   Liberty Funds Group LLC
                                   One Financial Center
                                   Boston, Massachusetts 02114
                                   Attention:  General Counsel
                                   Telephone:  617-426-3750
                                   Facsimile:  617-772-3650

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               If to Wanger        Wanger Advisors Trust
               Advisors Trust:     227 West Monroe Street, Suite 3000
                                   Chicago, Illinois 60606
                                   Telephone:  312 634-9200
                                   Facsimile:  312 634-1919

                                   with a copy to:
                                   Bell, Boyd & Lloyd LLC
                                   Attention:  Janet D. Olsen
                                   Three First National Plaza, Suite 3300
                                   Chicago, Illinois 60602
                                   Telephone:  312/372-1121
                                   Facsimile:  312/372-2098

         All notices shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the fifth business day following the deposit thereof in the mail and, if given by facsimile or other electronic medium, on the day of transmittal thereof (upon electronic confirmation of receipt thereof).

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Dated as of the effective time of this agreement



WANGER ADVISORS TRUST                   LIBERTY WANGER ASSET
                                        MANAGEMENT, L.P.,
                                        By _________________________
                                        Its   General Partner


________________________________        ____________________________
By:                                     By:

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